Exhibit 5.1

SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP
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BEIJING
BRUSSELS
FRANKFURT
HONG KONG
LONDON
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PARIS
SĀO PAULO
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SINGAPORE
December 16, 2013	SYDNEY
TOKYO
TORONTO
VIENNA

TravelCenters of America LLC

24601 Center Ridge Road

Westlake, Ohio 44145

Re:                             TravelCenters of America LLC

Registration Statement on Form S-3 (File No. 333-181182) and
Prospectus Supplement

Ladies and Gentlemen:

We have acted as special counsel to TravelCenters of America LLC, a Delaware limited liability company (the “Company”), in connection with the public offering by the Company of up to 6,500,000 common limited liability company interests in the Company, no par value “Common Shares,” and such number of Common Shares, the “Firm Shares”), and up to an additional 975,000 Common Shares (such shares, the “Option Shares”), at the option of the Company’s underwriters.  The Firm Shares and the Option Shares are collectively referred to herein as the “Securities.”

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act of 1933, as amended (the “Securities Act”).

In rendering the opinion stated herein, we have examined and relied upon the following:

(a)           the registration statement on Form S-3 (File No. 333-181182) of the Company relating to the Securities and other securities of the Company filed with the U.S. Securities and Exchange Commission (the “Commission”) on May 4, 2012 under the Securities Act, allowing for delayed offerings pursuant to Rule 415 of the General Rules and Regulations under the Securities Act (the “Rules and Regulations”), and Pre-Effective Amendment No. 1 thereto as filed with the Commission June 22, 2012, including the information deemed to be a part of the registration statement pursuant to Rule 430B of the Rules and Regulations (such registration statement, as so amended, being hereinafter referred to as the “Registration Statement”);

(b)           the prospectus, dated July 11, 2012, which forms a part of and is included in the Registration Statement;

(c)           the preliminary prospectus supplement, dated December 9, 2013, relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

(d)           the prospectus supplement, dated December 10, 2013, relating to the offering of the Securities, in the form filed by the Company pursuant to Rule 424(b) of the Rules and Regulations;

(e)           a copy of the Company’s Certificate of Formation, certified by the Secretary of State of the State of Delaware as of December 10, 2013 and certified by the Executive Vice President and General Counsel of the Company as of the date hereof;

(f)            a copy of the Company’s Amended and Restated Limited Liability Company Agreement, dated as of January 31, 2007, as amended June 15, 2007, November 9, 2009, January 25, 2010, May 13, 2010, February 21, 2013 and May 20, 2013, by and among Hospitality Properties Trust, a Maryland real estate investment trust, together with any other Persons (as defined therein) who after January 31, 2007 became Shareholders (as defined therein) in the Company as provided therein (as so amended, the “LLC Agreement”), certified by the Executive Vice President and General Counsel of the Company as of the date hereof;

(g)           a copy of the Company’s Amended and Restated Bylaws, as amended and in effect as of the date hereof (the “Bylaws”), certified by the Executive Vice President and General Counsel of the Company as of the date hereof;

(h)           copies of certain resolutions of the Board of Directors of the Company adopted on April 19, 2012 and December 6, 2013, and certain resolutions of the Pricing Committee of the Board of Directors adopted on December 10, 2013, each certified by the Executive Vice President and General Counsel of the Company as of the date hereof;

(i)            a copy of a certificate, dated December 10, 2013, and a bringdown verification thereof, dated the date hereof, from the Secretary of State of the State of Delaware with respect to the Company’s existence and good standing in the State of Delaware; and

(j)            an executed copy of the Underwriting Agreement, dated December 10, 2013 (the “Underwriting Agreement”), by and among Citigroup Global Markets Inc., RBC Capital Markets, LLC and UBS Securities LLC, as the representatives of the several underwriters named therein (the “Underwriters”), and the Company, relating to the offering of the Securities.

We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for the opinion stated below.

In our examination, we have assumed the legal capacity and competency of all natural persons, the genuineness of all signatures (including endorsements), the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies and the authenticity of the originals of such copies.  As to any facts relevant to the opinion stated herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.  In making our examination of executed documents, we have assumed that the parties thereto, other than the Company, had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties.  We also have assumed that the LLC Agreement and the Bylaws are the only agreements of the members of the Company as to the affairs of the Company and the conduct of its business, that the holders of the Securities will fully comply with all covenants, conditions and provisions of the LLC Agreement and Bylaws, and that the Securities will not be transferred in violation of the ownership limitations or restrictions under the LLC Agreement and Bylaws.

We do not express any opinion with respect to the laws of any jurisdiction other than the Delaware Limited Liability Company Act (the “DLLCA”).  We do not express any opinion as to the effect of any laws other than the DLLCA on the opinion stated below.

Based upon the foregoing and subject to the limitations, qualifications, exceptions and assumptions stated herein, we are of the opinion that, when the Securities are registered by the transfer agent and registrar for the Common Shares, and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, the issuance and sale of the Securities will have been duly authorized by all requisite limited liability company action on the part of the Company under the DLLCA, the Securities will have been validly issued and fully paid, and under the DLLCA, the holders of the Securities will not be obligated personally for the debts, obligations or liabilities of the Company solely by reason of being a holder of such Securities.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Company’s Current Report on Form 8-K being filed on the date hereof and incorporated by reference into the Registration Statement.  We also hereby consent to use of our name under the heading “Legal Matters” in the prospectus supplement dated December 10, 2013 and filed with the Commission.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.  The opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ SKADDEN, ARPS, SLATE, MEAGHER & FLOM LLP